As filed with the Securities and Exchange Commission on March 6, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SHOCKWAVE MEDICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	3841	27-0494101
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5403 Betsy Ross Drive

Santa Clara, California 95054

(Address of Principal Executive Offices)

ShockWave Medical, Inc. 2019 Equity Incentive Plan

ShockWave Medical, Inc. Employee Stock Purchase Plan

ShockWave Medical, Inc. 2009 Equity Incentive Plan

(Full Titles of the Plans)

Douglas Godshall

President & Chief Executive Officer

ShockWave Medical, Inc.

5403 Betsy Ross Drive

Santa Clara, California 95054

(Name and address of agent for service)

(510) 279-4262

(Telephone Number, Including Area Code, of Agents for Service)

With copies to:

Alan F. Denenberg Stephen Salmon Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000	Douglas Godshall President & Chief Executive Officer ShockWave Medical, Inc. 5403 Betsy Ross Drive Santa Clara, California 95054 (510) 279-4262

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, ” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(9)
Common Stock, $0.001 par value per share
— 2019 Equity Incentive Plan	2,000,430 (2)(3)	$17.00 (6)	$34,007,310	$4,121.69
— Employee Stock Purchase Plan	300,650 (4)	$17.00 (7)	$5,111,050	$619.46
— 2009 Equity Incentive Plan (Options)	3,660,597 (5)	$3.64 (8)	$13,324,573.08	$1,614.94
Total	5,961,677		$52,442,933.08	$6,356.09

(1)

In the event of a stock split, stock dividend or similar transaction involving the Registrant’s common stock, $0.001 par value per share (“Common Stock”), the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Represents 2,000,430 shares of Common Stock available for future issuance under the 2019 Equity Incentive Plan (the “2019 Plan”). The number of shares reserved under the 2019 Plan will be increased on the first day of each fiscal year of the Registrant beginning with the 2020 fiscal year and ending with the 2028 fiscal year, in an amount equal to the least of (i) 3% of the total number of shares of the Registrant’s outstanding shares of Common Stock on the last business day of the immediately preceding fiscal year or (ii) such number of shares determined by the Registrant’s board of directors. This explanation is provided for information purposes only. The issuance of such shares is not being registered on this Registration Statement.

(3)

Pursuant to the terms of the 2019 Plan, up to 3,636,224 shares of Common Stock subject to outstanding awards previously granted under the 2009 Plan that (i) expire or otherwise terminate without having been exercised in full or (ii) are forfeited to or repurchased by the Registrant, shall become available for future issuance pursuant to the 2019 Plan.

(4)

Represents 300,650 shares of Common Stock available for future issuance under the Employee Stock Purchase Plan (the “ESPP”). The number of shares reserved under the ESPP will be increased on the first day of each fiscal year of the Registrant beginning with the 2020 fiscal year and ending with the 2028 fiscal year, in an amount equal to the least of (i) 1% of the total number of shares of the Registrant’s outstanding shares of Common Stock on the last business day of the immediately preceding fiscal year or (ii) such number of shares determined by the Registrant’s board of directors. This explanation is provided for information purposes only. The issuance of such shares is not being registered on this Registration Statement.

(5)	Represents 3,660,597 shares of Common Stock underlying stock options previously granted under the Amended and Restated 2009 Stock Plan (the “2009 Plan”).
(6)

Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock on March 6, 2019.

(7)

Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock on March 6, 2019.

(8)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price of the stock options outstanding under the 2009 Plan.

(9)	Rounded up to the nearest cent.

PART I

The information specified in Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I will be delivered to the participants in the 2019 Plan, the ESPP and the 2009 Plan as required by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by ShockWave Medical, Inc. (“ShockWave” or the “Company”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)    The prospectus filed by ShockWave with the Commission pursuant to Rule 424(b) under the Securities Act, on February 25, 2019, in connection with the registration statement on Form S-1, as originally filed by the Company of February 8, 2019 and subsequently amended (Registration No. 333-229590), which contains the Company’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b)    The description of Common Stock which is contained in the Company’s Exchange Act Registration Statement on Form 8-A filed by ShockWave with the Commission on March 6, 2019, (Exchange Act File No. 001-38829), including any amendment or report filed for the purpose of updating that description.

In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or any information therein deemed to have been furnished and not filed in accordance with rules of the Commission), prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law and permit, at the discretion of the Registrant’s board of directors, the indemnification by the Registrant of its employees and agents with the same scope and effect as the indemnification of directors and officers. The Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s amended and restated certificate of incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (ii) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number

4.1	Form of Amended and Restated Certificate of Incorporation of the Registrant (1)

4.2	Form of Amended and Restated Bylaws of the Registrant (2)

4.3	Form of Common Stock Certificate (3)

4.4	Form of Amended and Restated Investors’ Rights Agreement, between the Registrant and the investors listed on Exhibit A thereto (4)

5.1*	Opinion of Davis Polk & Wardwell LLP

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	2019 Equity Incentive Plan (5)

99.2	Form of Stock Option Agreement under the 2019 Equity Incentive Plan (6)

99.3	Employee Stock Purchase Plan (7)

99.4	2009 Equity Incentive Plan (8)

99.5	Form of Stock Option Agreement under the 2009 Equity Incentive Plan (9)

99.6	Form of Early Exercise Stock Option Agreement under the 2009 Equity Incentive Plan (10)

*	Filed herewith.
(1)	Filed as Exhibit 3.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (No. 333-229590), filed on February 25, 2019 and incorporated herein by reference.

(2)	Filed as Exhibit 3.4 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (No. 333-229590), filed on February 25, 2019 and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-229590), filed on February 8, 2019 and incorporated herein by reference.
(4)	Filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (No. 333-229590), filed on February 8, 2019 and incorporated herein by reference.
(5)	Filed as Exhibit 10.4 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (No. 333-229590), filed on February 25, 2019 and incorporated herein by reference.
(6)	Filed as Exhibit 10.4 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (No. 333-229590), filed on February 25, 2019 and incorporated herein by reference.
(7)	Filed as Exhibit 10.5 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (No. 333-229590), filed on February 25, 2019 and incorporated herein by reference.
(8)	Filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (No. 333-229590), filed on February 8, 2019 and incorporated herein by reference.
(9)	Filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (No. 333-229590), filed on February 8, 2019 and incorporated herein by reference.
(10)	Filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (No. 333-229590), filed on February 8, 2019 and incorporated herein by reference.

Item 9.	Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)	To include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, ShockWave Medical, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 6th day of March, 2019.

ShockWave Medical, Inc.

By:	/s/ Douglas Godshall
Name:	Douglas Godshall
Title:	President, Chief Executive Officer & Director

POWER OF ATTORNEY AND SIGNATURES

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Douglas Godshall, Dan Puckett and Trinh Phung as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable ShockWave Medical, Inc. to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Douglas Godshall	President, Chief Executive Officer & Director (principal executive officer)	March 6, 2019
Douglas Godshall
/s/ Dan Puckett	Chief Financial Officer & Secretary (principal financial and principal accounting officer)	March 6, 2019
Dan Puckett

/s/ C. Raymond Larkin, Jr.	Chairman & Director	March 6, 2019
C. Raymond Larkin, Jr.

/s/ F.T. “Jay” Watkins	Director	March 6, 2019
F.T. “Jay” Watkins

1

Signature	Title	Date

/s/ Antoine Papiernik	Director	March 6, 2019
Antoine Papiernik

/s/ Colin Cahill	Director	March 6, 2019
Colin Cahill

/s/ Frederic Moll	Director	March 6, 2019
Frederic Moll, M.D.

/s/ Laura Francis	Director	March 6, 2019
Laura Francis

2